UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2010

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

The Merger Agreement

On December 6, 2010, AGL Resources Inc., a Georgia corporation (“AGL Resources”) and Nicor Inc., an Illinois corporation (“Nicor”), announced that their respective boards of directors approved and the parties entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among AGL Resources, Nicor, Ottawa Acquisition LLC, an Illinois limited liability company (“Merger LLC”), and Apollo Acquisition Corp., an Illinois corporation (“Merger Sub”). Both Merger LLC and Merger Sub are wholly-owned subsidiaries of AGL Resources.  Pursuant to the Merger Agreement, Merger Sub will merge with and into Nicor (the “Merger”), with Nicor to be the surviving corporation in the Merger  (the “Surviving Corporation”) and a wholly-owned subsidiary of AGL Resources, which will be followed immediately after the effective time of the Merger (the “Effective Time”), by a merger of the Surviving Corporation with and into Merger LLC (the “Subsequent Merger”, and together with the Merger, the “Transaction”), with Merger LLC to be the surviving entity in the Subsequent Merger.  It is anticipated that AGL Resources’ shareholders will own approximately 67% and Nicor shareholders will own approximately 33% of the outstanding common stock of AGL Resources following the completion of the Transaction.

At the Effective Time, each share of common stock of Nicor outstanding will be converted into the right to receive consideration consisting of (i) $21.20 in cash and (ii) 0.8382 of a share of AGL Resources common stock (the “Merger Consideration”).  Immediately prior to the Effective Time, each share of restricted Nicor common stock will vest in full, and each such share of restricted stock will be converted into the right to receive the Merger Consideration, subject to withholding taxes.  Immediately prior to the Effective Time, each outstanding vested or unvested restricted stock unit in respect of Nicor common stock will be cancelled, and the holder of each such restricted stock unit will be entitled to receive a cash payment equal to the product of (i) the number of shares of Nicor common stock subject to such restricted stock unit, and (ii) the value of the Merger Consideration, subject to withholding taxes.  In addition, immediately prior to the Effective Time, each option to purchase Nicor common stock that is outstanding will be cancelled, and the holder of each such option will be entitled to receive a cash payment in an amount equal to the product of (i) the number of shares previously subject to such option and (ii) the excess, if any, of (A) the value of the Merger Consideration over (B) the exercise price per share of the option, subject to withholding taxes.

The Merger Agreement also provides that upon the consummation of the Transaction, the board of directors of AGL Resources will be made up of sixteen members consisting of the twelve current directors of AGL Resources and four designees of Nicor.

The completion of the Merger is subject to various customary conditions, including, among others (i) the approval of the Nicor shareholders, (ii) the approval of the AGL Resources shareholders to (A) amend the Amended and Restated Articles of Incorporation of AGL Resources to increase the maximum size of the AGL Resources board of directors, and (B) issue shares of AGL Resources common stock under the rules of the New York Stock Exchange, (iii) clearance under the Hart-Scott-Rodino Antitrust Improvements Act, (iv) effectiveness of the registration statement for the AGL Resources shares of common stock to be issued to Nicor shareholders in the Merger and approval of the listing of such shares on the New York Stock Exchange, (v) receipt of all required regulatory approvals from, among others, the Illinois Commerce Commission, and (vi) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Nicor and AGL Resources, respectively, and compliance by Nicor and AGL Resources with their respective obligations under the Merger Agreement.  The Merger and the Subsequent Merger, considered together as a single integrated transaction for United States federal income tax purposes along with the other transactions effected pursuant to the Merger Agreement, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement contains (a) customary representations and warranties of Nicor and AGL Resources, and (b) covenants of Nicor and AGL Resources (i) to conduct their respective businesses in the ordinary course and (ii) with respect to, among other things, cooperation on seeking necessary regulatory approvals and access to information.  Nicor and AGL Resources have also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions, or enter into any agreement, concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.  AGL Resources has agreed to use its reasonable best efforts to (i) obtain the financing contemplated by the commitment letter, as described in further detail below; and (ii) obtain regulatory approvals necessary to consummate the Merger.

The Merger Agreement contains certain termination rights for each of Nicor and AGL Resources, including each party’s right to terminate the Merger Agreement under certain circumstances to enter into a “Superior Proposal” (as defined in the Merger Agreement).  In addition, the Merger Agreement provides that in connection with the termination of the Merger Agreement under specified circumstances, Nicor may be required to pay AGL Resources a termination fee of $67 million (or $36 million in the event Nicor terminates to accept an acquisition proposal received prior to the 45th day after the date of the Merger Agreement), and AGL Resources may be required to pay Nicor a termination fee of $67 million.  Further, the Merger Agreement provides that if either party terminates the Merger Agreement due to a failure by AGL Resources to obtain the necessary financing for the Transaction, then AGL Resources may be required to pay Nicor a “Financing Failure Fee” (as defined in the Merger Agreement) of $115 million.

Bridge Facility Commitment Letter

On December 6, 2010, and in connection with the Merger Agreement, AGL Capital Corporation, a Nevada corporation and a wholly-owned subsidiary of AGL Resources (“Borrower”), entered into a commitment letter (the “Commitment Letter”) with Goldman Sachs Bank USA (“GS Bank”). The Commitment Letter provides that, subject to the conditions set forth therein, GS Bank will commit to provide a 364-day senior bridge term loan facility in an aggregate principal amount of $1.05 billion (the “Bridge Facility”).  The Bridge Facility bears interest at the higher of (i) the Eurodollar rate plus an applicable margin ranging from 1.5 to 2.5%, depending on the Borrower’s credit rating, subject to an increase of 0.25% for each 90 days that elapse after the closing of the Transaction, or (ii) the highest interest rate any of AGL Resources or its subsidiaries is paying on any similar loan after giving effect to the Transaction.  Under the Commitment Letter, GS Bank will act as sole lead arranger and sole bookrunner of the Bridge Facility.  It is anticipated that some or all of the Bridge Facility will be replaced or repaid by AGL Resources or the Borrower through one or a combination of the following: issuance of debt securities, preferred stock, common equity, or other securities; bank loans; or other debt financings. It is expected that the proceeds of the Bridge Facility or replacement financings will be used to fund, in part, (i) the cash consideration for the Transaction and to pay the fees and expenses incurred in connection with the Bridge Facility and (ii) the Borrower’s termination and repayment or refinancing of certain existing indebtedness of Nicor.

The commitment to provide the Bridge Facility is subject to certain conditions, including without limitation (i) the absence of a Parent Material Adverse Effect or a Company Material Adverse Effect (each as defined in the Merger Agreement) (subject to certain exceptions); (ii) the accuracy of the representations made by Nicor and its subsidiaries in the Merger Agreement (subject to certain exceptions); (iii) the accuracy of the representations made by AGL Resources and its subsidiaries in the Merger Agreement (subject to certain exceptions); (iv) the accuracy of certain other customary representations; (v) the receipt of funds in an amount necessary to consummate the Transaction, whether by the issuance of equity, debt, cash on hand, proceeds from the Bridge Facility or a combination of the foregoing; (vi) the absence of changes to the Merger Agreement and the related disclosure schedules which are material and adverse to the Lenders; (vii) compliance with the Total Debt to Capitalization Ratio (as defined in the Commitment Letter); (viii) the absence of certain cross-defaults with respect to indebtedness of AGL Resources and its subsidiaries; (ix) the repayment in full of all pre-existing indebtedness of Nicor and its subsidiaries, subject to certain exceptions; (x) the delivery of certain financial information pertaining to each of AGL Resources and Nicor; (xi) the ability of the Borrower to achieve a certain liquidity level at closing; (xii) the ability of the Borrower to achieve certain minimum credit ratings; (xiii) the use of commercially reasonable efforts by the Borrower to market $1.05 billion of debt securities to fund, in part, the cash portion of the merger consideration to be received by shareholders of Nicor in the Merger, and receipt of certain deliverables in connection therewith; (xiv) the payment of certain transaction fees; and (xv) the receipt of customary closing documents. The Borrower will pay certain customary fees and expenses in connection with obtaining the Bridge Facility.

The foregoing summaries of the Merger Agreement and the Commitment Letter, and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, which are filed herewith as Exhibits 2.1 and 10.1, respectively, and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about AGL Resources, Nicor, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of AGL Resources, Merger Sub, Merger LLC or Nicor or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by AGL Resources and Nicor. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the parties will be filing in connection with the Merger, as well as in the other filings that each of AGL Resources and Nicor make with the SEC.

Forward Looking Statements

Certain expectations and projections regarding our future performance referenced in this report, in other reports or statements we file with the Securities and Exchange Commission (the “SEC”) or otherwise release to the public, and on our website, are forward-looking statements. Senior officers and other employees may also make verbal statements to analysts, investors, regulators, the media and others that are forward-looking. Forward-looking statements involve matters that are not historical facts, such as statements regarding our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. Because these statements involve anticipated events or conditions, forward-looking statements often include words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “indicate,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would,” or similar expressions. Forward-looking statements contained in this report include, without limitation, statements about the benefits of the transaction between AGL Resources and Nicor, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the transaction, and statements with respect to the parties’ plans, objectives, expectations and intentions and other statements that are not historical facts.

Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. While we believe our expectations are reasonable in view of the currently available information, our expectations are subject to future events, risks and uncertainties, and there are several factors - many beyond our control - that could cause results to differ significantly from our expectations.  Such events, risks and uncertainties include, but are not limited to, changes in price, supply and demand for natural gas and related products; the impact of changes in state and federal legislation and regulation including changes related to climate change; actions taken by government agencies on rates and other matters; concentration of credit risk; utility and energy industry consolidation; the impact on cost and timeliness of construction projects by government and other approvals, development project delays, adequacy of supply of diversified vendors, unexpected change in project costs, including the cost of funds to finance these projects; the impact of acquisitions and divestitures; direct or indirect effects on our business, financial condition or liquidity resulting from a change in our credit ratings or the credit ratings of our counterparties or competitors; interest rate fluctuations; financial market conditions, including recent disruptions in the capital markets and lending environment and the current economic downturn; general economic conditions; uncertainties about environmental issues and the related impact of such issues; the impact of changes in weather, including climate change, on the temperature-sensitive portions of our business; the impact of natural disasters such as hurricanes on the supply and price of natural gas; acts of war or terrorism; and other factors which are provided in detail in our filings with the SEC, which we incorporate by reference in this report.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in such forward−looking statements:  (1) the risk that conditions imposed by the merger agreement may not be met causing the transaction not to close; (2) the risk that the businesses of AGL Resources and Nicor will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (3) expected revenue synergies and cost savings from the transaction may not be fully realized or realized within the expected time frame; (4) revenues following the transaction may be lower than expected; (5) the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; and (6) the failure of AGL Resources or Nicor to obtain the requisite shareholder approval for the transaction.  Additional factors that could cause AGL Resources’ results to differ materially from those described in the forward−looking statements can be found in the Annual Report on Form 10-K of AGL Resources for the year ended December 31, 2009, which was filed with the SEC on February 4, 2010, under the heading “Item 1A—Risk Factors” and in the Annual Report on Form 10-K of Nicor for the year ended December 31, 2009, which was filed with the SEC on February 24, 2010, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of AGL Resources and Nicor.  All subsequent written and oral forward−looking statements concerning the proposed transaction or other matters and attributable to AGL Resources or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements are only as of the date they are made, and we do not undertake to update these statements to reflect subsequent changes.

Important Merger Information and Additional Information:

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, AGL Resources and Nicor will file relevant materials with the SEC. AGL Resources will file a Registration Statement on Form S-4 that includes a joint proxy statement of AGL Resources and Nicor and which also constitutes a prospectus of AGL Resources. AGL Resources and Nicor will mail the joint proxy statement/prospectus to their respective shareholders. Investors are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, as well as other documents filed with the SEC, because they will contain important information. The joint proxy statement/prospectus and other documents that will be filed by AGL Resources and Nicor with the SEC will be available free of charge at the SEC’s website, www.sec.gov or from AGL Resources’ website (www.aglresources.com) under the tab “Investor Relations” and then under the heading “SEC Filings”.  These documents will also be available free of change from Nicor’s website (www. Nicor.com) under the tab “Investor” and then under the heading “SEC Filings”.

AGL Resources, Nicor, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Nicor is set forth in its definitive proxy statement, which was filed with the SEC on March 10, 2010. Information about the directors and executive officers of AGL Resources is set forth in its definitive proxy statement, which was filed with the SEC on March 15, 2010. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus AGL Resources and Nicor will file with the SEC when it becomes available.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 6, 2010, by and among AGL Resources Inc., Apollo Acquisition Corp., Ottawa Acquisition LLC and Nicor Inc.

10.1	Senior Bridge Term Loan Credit Facility Commitment Letter, dated as of December 6, 2010, by and between AGL Capital Corporation and Goldman Sachs Bank USA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.

By:         /s/ Paul R. Shlanta
Name:    Paul R. Shlanta
Title:      Executive Vice President, General Counsel and Chief Ethics
        and Compliance Officer

Dated:           December 7, 2010